EXHIBIT 5.1

May 23, 2012

DSW Inc.
810 DSW Drive
Columbus, Ohio 43219

Re:	Post-Effective Amendment No. 2 to Form S-4 on Form S-3 Registration Statement filed by DSW Inc.

Ladies and Gentlemen:
We have acted as counsel for DSW Inc., an Ohio corporation (the “Company”), in connection with the Company's Post-Effective Amendment No. 2 to Form S-4 on Form S-3 Registration Statement to which this opinion has been filed as an exhibit (as may be amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the issuance of up to 10,496,675 Class A Common Shares of DSW, without par value (the “Shares”).
In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that when the Shares shall have been issued as described in the Registration Statement (including any prospectus supplement relating to the Shares), the Shares are validly issued, fully paid and nonassessable.
Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ PORTER WRIGHT MORRIS & ARTHUR, LLP